Exhibit 99.1
BankAtlantic Bancorp Files Shelf Registration Statement
     FORT LAUDERDALE, FL, April 25, 2008 — BankAtlantic Bancorp, Inc. (NYSE: BBX) announced today that it has filed a Form S-3 Registration Statement under the Securities Act of 1933, registering an indeterminate amount of shares of Class A Common Stock, preferred stock, debt securities and subscription rights for an aggregate initial offering price not to exceed $100,000,000.
     BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “Our capital ratios remain above the regulatory ‘well capitalized’ levels and we have no current agreements in place for raising equity. Like many companies which file shelf registrations similar to this ‘universal’ Shelf Registration Statement, the filing will put us in a position to take advantage of market opportunities as they arise. We believe this filing will allow us to be agile and proactive in our capital management strategies. At March 31, 2008, BankAtlantic’s Core, Tier I and Total Capital ratios were 6.87%, 10.04% and 11.83%, respectively, in excess of the regulatory well capitalized thresholds of 5.0%, 6.0% and 10.0%.”
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic. BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking.
About BankAtlantic:
BankAtlantic, “Florida’s Most Convenient Bank”, with $6 billion in assets and more than 100 stores is one of the largest financial institutions headquartered in Florida. BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours, Totally Free Online Banking & Bill Pay, a 7-Day Customer Service Center, Totally Free Change Exchange coin counters and free retail and business checking with a free gift. BankAtlantic has been serving communities throughout Florida since 1952 and currently operates more than 250 conveniently located ATMs. The bank has supported thousands of charitable, civic and professional organizations since the inception of the BankAtlantic Foundation in 1994.
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com

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BankAtlantic Bancorp Contact Info:
Donna Rouzeau,
Assistant Vice President, Investor Relations & Corporate Communications
Email: CorpComm@BankAtlanticBancorp.com
Leo Hinkley,
Senior Vice President, Investor Relations Officer
Email: InvestorRelations@BankAtlanticBancorp.com
Phone: (954) 940-5300, Fax: (954) 940-5320
Mailing Address: BankAtlantic Bancorp, Investor Relations
2100 West Cypress Creek Road, Fort Lauderdale, FL 33309
As indicated above, on April 25, 2008, BankAtlantic Bancorp filed a registration statement (including a prospectus) with the Securities and Exchange Commission for future public offerings of its Class A Common Stock, preferred stock, debt securities or subscription rights to which this communication is deemed to relate. BankAtlantic Bancorp has not yet determined the terms of the securities which may be offered under this Registration Statement. Before any investment, you should read the prospectus for the specific securities being offered in the registration statement and other documents the issuer files with the SEC for more complete information about the issuer and any offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, BankAtlantic Bancorp will arrange to send you a prospectus if you request it by calling 954-940-5300.
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Matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties, including but not limited to the risk that BankAtlantic Bancorp may decide not to pursue the offering. All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by BankAtlantic Bancorp with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.